Exhibit 5.02


                 LETTERHEAD OF STIBBE SIMONT MONAHAN DUHOT


                                             April 4, 1994



P.T. ALatieF Freeport Finance Company B.V.
c/o Freeport-McMoRan Copper & Gold Inc.
First Interstate Bank Building
One East First Street, Suite 1600
Reno, Nevada  89501

Freeport-McMoRan Copper & Gold Inc.
First Interstate Bank Building
One East First Street, Suite 1600
Reno, Nevada 89501


Dear Sirs:

          We are acting as Netherlands counsel for P.T. ALatieF Freeport Finance Company B.V., a Netherlands corporation having its legal seat at Rotterdam, The Netherlands (the "Issuer") and Freeport-McMoRan Copper & Gold Inc., a Delaware corporation ("FCX"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of the sale of $120,000,000 principal amount of its Senior Notes due 2001 unconditionally guaranteed by FCX (the "Guaranteed Notes"). The Guaranteed Notes are to be issued under an indenture (the "Indenture") between the Issuer, FCX and Chemical Bank, as trustee (the "Trustee"), the form of which is set forth as an exhibit to the Registration Statement.

          We have examined drafts of the Registration Statement and of the Indenture, as well as originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for purposes of this opinion.

          In connection with such examination we have assumed the genuineness of all signatures (including endorsements), the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or faxed copies and the authenticity of the originals of such copies. Furthermore, we have assumed that all documents which we have examined in draft form have been or will be completed and executed, where appropriate, substantially in the form of the drafts which we have examined for the purpose of this opinion. In addition, we have assumed that the Indenture, when executed by all parties thereto, (i) will be legal, valid and binding under the laws of the state of New York to which it is expressed to be subject, (ii) will have been validly authorized, executed and delivered by the respective parties thereto (other than the Issuer), and (iii) will constitute legal, valid and binding obligations of the respective parties thereto under the laws of the state of New York.

          Based upon the foregoing and subject to the qualifications, limitations and exceptions set forth herein, and subject to any factual matters not disclosed to us in the course of our examination referred to above, having regard to such matters of the laws of the Netherlands as we deem relevant in order to enable us to give this opinion, we are at the date hereof of the following opinion:

          1. The Issuer is a corporation duly incorporated and validly existing as a "besloten vennootschap met beperkte aansprakelijkheid" (closed company with limited liability) under the laws of the Netherlands and is duly registered with the Trade Register of the Chamber of Commerce in Rotterdam.

          2. When the Indenture has been duly executed and delivered by duly authorized officers of FCX and the Trustee and by any one of the managing directors of the Issuer, the Indenture will be a valid and binding agreement of the Issuer.

          3. When (a) any one of the managing directors of the Issuer has executed the Guaranteed Notes (manually or in facsimile), (b) the Guaranteed Notes have been fully authenticated by the Trustee under the Indenture and sold in the manner contemplated in the Registration Statement, and (c) payment of the agreed consideration for the Guaranteed Notes has been received by the Issuer, the Guaranteed Notes will be legally issued and binding obligations of the Issuer.

          The opinions expressed above are subject to the following qualifications:

          (i) this opinion is limited to matters of the laws of the Netherlands as they presently stand;

          (ii) the concepts of "trust" and of "delivery of documents" as known in common law jurisdictions are not known as such under the laws of the Netherlands.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to us under the captions "Taxation" and "Legal Matters" in the Prospectus contained in the Registration Statement.

                              Very truly yours,


                              /s/ Stibbe Simont Monahan Duhot